UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2010
Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

917-652-8030
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The following transactions took place on March 29, 2009:

On March 29, 2010, the five (5) creditors of the Company and/or their assignees converted a portion of the principal amounts of certain notes for a total amount of $385,943 into 50,122,544 restricted common shares at an average per share price of $0.008

On March 29, 2010, the Company issued 7,295,060 restricted common shares for financial consulting services to the Company at a per share price of $0.0096.  The Company will account for this transaction as a consulting expense.

As a result of these conversions and the share issuance, the Company has 200,000,000 outstanding shares of common stock, which is all of the common shares that the Company has authorized.

On March 29, 2009 the bid and ask price of our common stock was $0.0096 and $0.0220, respectively.

The foregoing issuances were made in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act and accordingly the shares may not be offered or sold in the Untied States absent registration or an applicable exemption from registration requirements of the Securities Act.

The promissory note dated as of February 11, 2008 is incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.1

February 11, 2008 Convertible Promissory Note (1)

(1) As filed with the Securities Exchange Commission on February 20, 2008.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: April 5, 2010	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors